EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)
and Rule 13a-14(b) of the Securities Exchange Act of 1934

I, Keith A. Meister, Principal Executive Officer of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. (the “Registrant”), certify that to the best of my knowledge, based upon a review of the Registrant’s annual report on Form 10-K for the period ended December 31, 2009 (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Keith A. Meister
Keith A. Meister

Principal Executive Officer and Vice Chairman of the Board of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P.
Date: March 3, 2010